UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): June 7, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 7, 2006, Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”), a holder of 12¾% Cumulative Exchangeable Preferred Stock (“Preferred Stock”) of the Company, filed a lawsuit (the “Delaware Suit”) in the Court of Chancery of the State of Delaware in and for New Castle County, C.A. No. 2205-N, against Granite Broadcasting Corporation, DS Audible San Francisco, LLC (“DS San Francisco”) and DS Audible Detroit, LLC (“DS Detroit,” and together with DS San Francisco, “DS Audible”) alleging that the proposed sales (the “Sales”) by the Company of TV Stations KBWB-TV and WDWB-TV to DS Audible pursuant to Asset Purchase Agreements dated as of May 1, 2006 (the “Sale Agreements”) constituted fraudulent conveyances under the New York Uniform Fraudulent Conveyance Act and the California and Michigan Uniform Fraudulent Transfer Acts, and seeking to have the Delaware Court enjoin the Sales, or if the Sales occurred, to rescind the Sales, as well as damages.

Also on June 7, 2006, Harbinger filed a Petition to Deny before the Federal Communications Commission (the “FCC”) requesting that the FCC not consent to the transfer of FCC licenses relating to KBWB-TV and WDWB-TV pending resolution of the Delaware Suit.

The Company believes that the Delaware Suit is without merit and on June 13, 2006, filed a Motion to Dismiss and requested an expedited hearing with respect thereto. Additionally, the Company believes the Petition to Deny is without merit and that Harbinger lacks standing before the FCC, and on June 12, 2006 the Company filed an Opposition to Petition to Deny with the FCC.

The Company intends to vigorously defend the Delaware Suit. While the Company believes that the Delaware Suit and the Petition to Deny are without merit, there can be no assurances that the closings under the Sale Agreements will occur by June 30, 2006, failing which the Company will be unable to make the $19.7 million interest payment on its 9¾% Senior Secured Notes due 2010 (the “Notes”) on or prior to June 30, 2006, the end of the 30-day grace period for making such payment under the Indenture governing the Notes, unless other funds are made available to the Company by June 30, 2006. If the interest payment is not timely made, an “Event of Default” will have occurred under the Indenture governing the Notes which would permit the Trustee under the Indenture or holders of at least 25% of the aggregate principal amount of the Notes to accelerate the due date of the entire $405 million principal amount of the Notes. Following such an acceleration, the Trustee could foreclose on substantially all of the Company’s and its subsidiaries’ assets unless the Company and its subsidiaries file for bankruptcy under Chapter 11 of the Bankruptcy Code.

While the Company is having discussions with DS Audible, Harbinger and a significant holder of the Notes regarding the present situation, there can be no assurances that the Sales will close in a timely fashion, or that alternative funds will be made available, or that the interest payment will be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: June 14, 2006	By:	/s/ Larry I. Wills
Lawrence I. Wills
Chief Financial Officer